                                                                    Exhibit 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this post-effective amendment No. 1 on Form S-8, to be filed on or around September 14, 1998, of our report dated January 31, 1996, on the Consolidated Financial Statements of UUNET Technologies, Inc. included in WorldCom, Inc.'s Current Report on Form 8-K dated August 25, 1996, as amended by Form 8-K/A filed on November 4, 1996, and to all references to our Firm included in this registration statement.


                                          ARTHUR ANDERSEN LLP


Washington, D.C.,
September 14, 1998.